                                                                 Exhibit 99.1


                             Joint Filing Agreement

     The undersigned hereby agree to jointly prepare and file with the Securities and Exchange Commission a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of PXRE Group Ltd. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.





                           SELECT REINSURANCE, LTD.




                           By:   /s/ Robert P. Myron
                                -----------------------------------------------
                           Name:  Robert P. Myron
                           Title: Vice President


                           MARINER INVESTMENT GROUP, INC.




                           By:     /s/ William Michaelcheck
                                 ---------------------------------------------
                           Name:  William Michaelcheck
                           Title: Chairman



Dated: November 26, 2001



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